UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Prothena Corporation plc

(Exact name of registrant as specified in its charter)

Ireland

(State or other jurisdiction

of incorporation)

001-35676	Not Applicable
(Commission File Number)	(IRS Employer Identification Number)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 837-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2013, Prothena Corporation plc (the “Company”) held its 2013 Annual General Meeting of Shareholders, at which the shareholders of the Company voted on the following two proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2013:

Proposal No. 1: Re-Election of Directors. The following individuals were re-elected to the Company’s Board of Directors (the “Board”) to hold office until the 2016 annual general meeting of shareholders or until their successors are elected and have been qualified, or until such director’s earlier death, resignation or removal:

Nominee	For	Against	Abstain	Broker Non-Votes
Dr. Lars G. Ekman	11,646,068	427,131	2,682	1,456,369
Dr. Christopher S. Henney	11,672,146	400,386	3,349	1,456,369

Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm and Authorization of the Audit Committee of the Board to Determine their Remuneration. The shareholders ratified, in a non-binding vote, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 and authorized, in a binding vote, the Audit Committee of the Board to determine KPMG LLP’s remuneration.

For	Against	Abstain
13,400,790	112,270	19,190

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013	PROTHENA CORPORATION PLC

	By:	/s/ Dale B. Schenk
	Name:	Dale B. Schenk
	Title:	Chief Executive Officer